UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

November 6, 2015

SkyPeople Fruit Juice, Inc.
(Exact name of registrant as specified in its charter)

Florida	000-34502	98-0222013
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

16F, China Development Bank Tower,

No. 2, Gaoxin 1st Road, Xi'an, China 710075

 (Address of principal executive offices, including zip code)

(86-29) 8837-7216
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On November 6, 2015, SkyPeople Juice Group Yidu Orange Products Co., Ltd. ("SkyPeople Yidu") , a 99.78% indirectly owned subsidiary of Skypeople Fruit Juice, Inc. (the "Company") entered into a Construction Project General Contractor Agreement (the “Agreement”) with China First Metallurgical Group Co., Ltd. ( the “First Metallurgical”), a limited liability company incorporated in Hubei Province, China.

Pursuant to the Agreement, the construction work to be provided by the First Metallurgical for SkyPeople Yidu’s orange comprehensive deep processing zone project to process oranges to produce juices and other orange products will include: bounding walls, earthwork, water drainage systems, civil engineering, steel structures, decorations, water line and electricity installation, roads, pipeline networks, purchase and installation of supplementary and standard equipment (the “Project”). The Project is expected to start in December 2015 and is tentatively scheduled to be completed in 730 days. The total price of the Agreement is RMB 220 million (approximately $35 million).

The description contained herein of the terms of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement, a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits

(d) The following exhibits are filed with this report.

Exhibits Number	Description

10.1	Construction Project General Contractor Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SkyPeople Fruit Juice, Inc.

Date: December 3, 2015	By:	/s/ Yongke Xue
	Name:	Yongke Xue
	Title:	Chief Executive Officer

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